Exhibit 10.3

COMBINATION MORTGAGE, SECURITY AGREEMENT

AND FIXTURE FINANCING STATEMENT

THIS COMBINATION MORTGAGE, SECURITY AGREEMENT AND FIXTURE FINANCING STATEMENT (this “Mortgage”) is made as of the 29th day of December, 2011, between FSP 50 SOUTH TENTH STREET CORP., a Delaware corporation (hereinafter referred to as “Mortgagor”), whose address is 401 Edgewater Place, Suite 200, Wakefield, Massachusetts 01880, party of the first part, and FRANKLIN STREET PROPERTIES CORP., a Maryland corporation (hereinafter referred to as “Mortgagee”), whose address is 401 Edgewater Place, Suite 200, Wakefield, Massachusetts 01880, party of the second part.

WHEREAS, Mortgagor is the fee owner of one (1) or more tracts or parcels of real property located in the City of Minneapolis, County of Hennepin, State of Minnesota, legally described on Exhibit A attached hereto and hereby made a part hereof (hereinafter referred to as “Premises”), which Premises are subject to certain Permitted Encumbrances enumerated on said Exhibit A (hereinafter referred to as “Permitted Encumbrances”); and

WHEREAS, there have been or will be constructed upon, under and on the Premises certain buildings, structures and other improvements (hereinafter referred to as “Improvements”), which are or will be owned by Mortgagor; and

WHEREAS, Mortgagor is justly indebted to Mortgagee in the principal amount of One Hundred Six Million Two Hundred Thousand and No/100ths Dollars ($106,200,000.00) (which is the maximum principal indebtedness now secured by this instrument), or so much thereof as may have been advanced to or for the benefit of Mortgagor and remains unpaid from time to time, as evidenced by one (1) Promissory Note, made by Mortgagor payable to the order of Mortgagee, and dated of even date herewith (hereinafter, together with any extensions, amendments, renewals, supplements, modifications, substitutions, restatements and replacements thereof and therefor, referred to as “Note”); and

WHEREAS, said principal amount, together with interest thereon at the rates provided for in the Loan Agreement of even date herewith by and between Mortgagor and Mortgagee (herein, together with any extensions, amendments, renewals, supplements, modifications, substitutions, restatements and replacements thereof and therefor, referred to as “Loan Agreement”), is payable in accordance with the terms of the Note, with the entire unpaid principal balance and any unpaid, accrued interest thereon maturing and being due and payable in full not later than December 31, 2013 (hereinafter referred to as “Maturity Date”); and

WHEREAS, there are now, or may in the future be, located on, within or about the Premises and Improvements certain items of furniture, fixtures, furnishings, equipment, machinery and personal property, now or hereafter owned by Mortgagor, and now or hereafter attached or affixed to or installed or located within, and used or usable in connection with the development, construction, improvement, occupancy, maintenance and/or operation of, the Premises and the Improvements, whether attached or detached, including but not limited to any and all such appliances; furniture; carpeting; floor coverings; draperies; window coverings; furnishings; tables; benches; chairs; planters; fences; partitions; generators; doors; windows; millwork; overhead doors; screens; storm windows and doors; locks; hardware; shades; awnings; motors; engines; boilers; tanks; water heaters; pumps; furnaces; heat registers; radiators; thermostats; plumbing; pipes; connections; sinks; water closets; basins; faucets; elevators; switchboards; cleaning, call, vacuum and sprinkler systems; fire extinguishing apparatus and equipment; water tanks; lighting, heating, ventilating, air conditioning and air cooling systems, facilities, units, apparatus and equipment; incinerating, communicating and refrigerating equipment; water, gas, telephone and electric supply fixtures, machinery, ducts, piping, wiring, conduits, appurtenances and equipment; alarm and security systems; electronic intercommunication system; maintenance and cleaning equipment and supplies; lumber, insulation, structural steel, roofing, flooring, siding, concrete panels, cement, blocks, bricks, stone, wall board, paint, nails, screws, and all other construction and building materials; parking lot lighting; and trees, bushes, shrubs and sod, whether or not permanently affixed to the real estate, together with all appurtenances, extensions, additions, improvements, betterments, renewals, accessions, replacements, proceeds, products and substitutions thereto, therefor and thereof (hereinafter collectively referred to as “Property”).

NOW, THEREFORE, in consideration of One Dollar ($1.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged; in consideration of the loan evidenced by the Note; and to secure the payment of principal, interest and late payment charges evidenced or provided for by the Note, the payment by Mortgagor to Mortgagee as herein provided of all sums advanced by Mortgagee pursuant to any term hereof, with interest thereon, and the payment, performance and observance of all of the covenants and agreements herein contained and contained in the Note, in the Loan Agreement, and in the Assignment of Leases and Rents of even date herewith by and between Mortgagor and Mortgagee (hereinafter, together with any extensions, amendments, renewals, supplements, modifications, substitutions, restatements and replacements thereof and therefor, referred to as “Assignment”), all of the terms of each of which are hereby incorporated herein and made a part hereof by reference as if fully set forth herein, Mortgagor does hereby grant, bargain, sell, convey, warrant, mortgage, assign, pledge and confirm unto Mortgagee, its successors and assigns, forever, all of Mortgagor’s right, title and interest in and to the Premises, including all rights, easements, privileges and appurtenances thereunto belonging or in anywise appertaining;

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the Improvements; the Property; all rents, issues, income, revenues, royalties and profits therefrom and/or from the sale thereof, including but not limited to Mortgagor’s interest in, to and under any leases thereof and all right of Mortgagor to collect and apply any and all rents from tenants and occupants of the Premises and Improvements; all plans, specifications, soil tests, reports, appraisals, feasibility studies, environmental reports and engineering reports relating to the Premises, the Improvements and the Property; any and all present and future accounts, chattel paper, documents, instruments, money and deposit accounts, contract rights, claims, trade names and general intangibles, wherever located, now owned or hereafter acquired by Mortgagor and included in, arising from or otherwise related to the Premises, the Improvements or the Property; any and all contracts and subcontracts relating to the Improvements and to the construction thereof, including but not limited to any insurance proceeds and condemnation proceeds, sale proceeds and all other sums payable to Mortgagor thereunder; and all payments due or payable thereunder to Mortgagor, including but not limited to insurance proceeds, condemnation proceeds and cancellation payments; and all surveys, site plans, purchase agreements, permits, licenses and certificates relating to the Premises, the Improvements or the Property and/or the construction thereof and/or the use being made or to be made thereof (all of which property shall be hereinafter collectively referred to as the “Mortgaged Property”). To have and to hold the Mortgaged Property, together with all privileges, hereditaments and appurtenances thereunto now or hereafter belonging, or in anywise appertaining, and the proceeds and products of all Improvements and Property, unto Mortgagee, its successors and assigns, forever; provided, nevertheless, that these presents are upon the express condition that, if Mortgagor shall pay or cause to be paid in full the Note, and if Mortgagor shall strictly observe and perform all of the terms, covenants and conditions set forth herein, therein and in the Loan Agreement and in the Assignment, then this Mortgage, and the estate, right and interest of Mortgagee in and to the Mortgaged Property created hereby, shall cease and be and become void and of no force and effect and shall be satisfied and released at Mortgagor’s expense, otherwise to remain in full force and effect.

Mortgagor and Mortgagee further agree as follows:

ARTICLE I

GENERAL COVENANTS AND WARRANTIES

Section 1.1. Performance of Mortgagor’s Obligations. Mortgagor shall duly, punctually and fully pay, do and perform all obligations and things on its part to be paid, done or performed under the Note, under this Mortgage, under the Loan Agreement, under the Assignment, and under any other instrument which refers to or secures the Note. Time is of the essence hereof.

Section 1.2. Revolving Line of Credit. Up to Thirty Million and No/100ths Dollars ($30,000,000.00) (hereinafter referred to as “Maximum Amount”) of the maximum principal indebtedness secured by this Mortgage, for the purposes of Minnesota Statutes Section 287.05, Subdivision 3, Section 507.324 and Section 508.555, is and shall be a revolving line of credit under which advances, payments or readvances may be made from time to time, in accordance with the Loan Agreement. The maximum amount of said line of credit which may be secured by this Mortgage at any one (1) time is the Maximum Amount. Mortgagor hereby agrees that, if the outstanding, unpaid balance of the revolving line of credit under the Loan Documents is ever reduced to zero, novation shall not be deemed to have occurred, and the lien and security interest hereof shall be deemed to remain in full force and effect to secure any future advances made under said revolving line of credit.

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Section 1.3. Representations and Warranties by Mortgagor. Mortgagor represents and warrants to Mortgagee, to the best of its knowledge, as follows:

(a)    Mortgagor is the lawful owner of and has good and marketable fee simple absolute title to all of the Mortgaged Property; Mortgagor has good right and lawful authority to grant, bargain, sell, convey, warrant, mortgage, assign, pledge and confirm the same as provided herein; and the Mortgaged Property is free and clear of all mortgages, liens, pledges, security interests, charges and encumbrances, excepting only Permitted Encumbrances. Mortgagor warrants and will defend the title to the Mortgaged Property against all claims and demands whatsoever, except Permitted Encumbrances.

(b)    There is no provision in any indenture, contract or agreement, to which Mortgagor is a party or by which it is bound, or any law, statute, ordinance, governmental rule, regulation or restriction, or any order of any court or administrative agency, to which Mortgagor is subject or by which Mortgagor is bound, which prohibits the execution and delivery by Mortgagor of this Mortgage, the Note, the Loan Agreement or any other instruments which refer to or secure the Note, including but not limited to the Assignment and the Indemnification Agreement of even date herewith, executed by Mortgagor to and in favor of Mortgagee (hereinafter referred to as “Indemnification Agreement) (hereinafter collectively referred to as “Other Loan Documents” and each individually referred to as an “Other Loan Document”), or the performance or observance by Mortgagor of any of the terms, covenants or conditions of this Mortgage, the Note, the Loan Agreement or any Other Loan Document; provided, however, it is expressly acknowledged that the Indemnification Agreement does not secure the Note and is not secured hereby.

(c)    Mortgagor is not in default in the payment of the principal of or interest on any indebtedness for borrowed money and is not in default under any instrument or agreement under and subject to which any indebtedness for borrowed money has been incurred or is secured, and no event has occurred under the provisions of any such instrument or agreement which, with or without the lapse of time or the giving of notice, or both, constitutes or would constitute a default or an event of default thereunder.

(d)    The Premises are neither agricultural property, property in agricultural use, nor the homestead of Mortgagor, but rather are the site of offices, retail, support and ancillary services, and appurtenances thereto.

(e)    All applicable building, zoning, subdivision, occupational safety and health, disability, energy, environmental, clean air, clean water and wetlands laws, ordinances and regulations affecting the Mortgaged Property permit the use and occupancy thereof for office purposes, and have been complied with, or will be complied with, and Mortgagor has obtained the necessary consents, permits and licenses to operate the Improvements and the Property for their intended purposes.

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(f)    Except as otherwise disclosed in the environmental report(s) described on Exhibit B attached hereto and hereby made a part hereof provided by Mortgagor to Mortgagee (hereinafter collectively referred to as “Environmental Report”), (i) no dangerous, toxic or hazardous pollutants, contaminants, chemicals, wastes, materials or substances, as defined in or governed by the provisions of the Federal Resource Conservation and Recovery Act of 1976, the Federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, and/or the Superfund Amendments and Reauthorization Act of 1986 (42 U.S.C. § 6901 et seq. and 42 U.S.C. § 9601 et seq.), as amended, or of any other federal, state or local hazardous substance, hazardous waste, pollution or environmental law, statute, code, ordinance, regulation, requirement or rule relating thereto (hereinafter collectively referred to as “Environmental Regulations”), and also including urea-formaldehyde, polychlorinated biphenyls, asbestos, asbestos containing materials, toxic mold, dioxin, radon, nuclear fuel or waste, radioactive materials, methane, explosives, carcinogens and petroleum products, including but not limited to crude oil or any fraction thereof, natural gas, natural gas liquids, gasoline and synthetic gas, or any other waste, material, substance, pollutant or contaminant which would subject the owner of the Premises to any damages, penalties or liabilities under any applicable Environmental Regulation (hereinafter collectively referred to as “Hazardous Substances”) are now or have ever been stored, located, generated, produced, created, processed, treated, transported, incorporated, discharged, emitted, spilled, released, deposited, disposed of, or allowed to escape in, upon, under, over or from the Mortgaged Property, except for small quantities of Hazardous Substances stored or used in the ordinary course of business of constructing, managing and/or operating the Mortgaged Property, which are stored, used and disposed of in strict accordance with all applicable Environmental Regulations (hereinafter all referred to as “Permitted Hazardous Substances”), and except as noted in the Environmental Report (hereinafter referred to as “Known Hazardous Substances”); (ii) no threat exists of a spill, discharge, release or emission of a Hazardous Substance upon or from the Mortgaged Property into the environment; (iii) the Premises have not ever been used as or for a mine, a landfill, a dump or other disposal facility, industrial or manufacturing purposes, or a gasoline service station; (iv) no underground storage tank is now located in the Premises or has previously been located therein but has been removed therefrom or filled; (v) no violation of any Environmental Regulation now exists or has ever existed in, upon, under, over or from the Mortgaged Property, no notice of any such violation or any alleged violation thereof has been issued or given by any governmental entity or agency, and there is not now nor has there ever been any investigation or report involving the Mortgaged Property by any governmental entity or agency which in any way relates to Hazardous Substances; (vi) no person, party or private or governmental agency or entity has given any notice of or asserted any claim, cause of action, penalty, cost or demand for payment or compensation, whether or not involving any injury or threatened injury to human health, the environment or natural resources, resulting or allegedly resulting from any activity or event described in (i) above; (vii) there are not now, nor have there ever been, any actions, suits, proceedings or damage settlements relating in any way to Hazardous Substances, in, upon, under, over or from the Mortgaged Property; (viii) the Mortgaged Property is not listed in the United States Environmental Protection Agency’s National Priorities List of Hazardous Waste Sites or any other list, schedule, log, inventory or record of Hazardous Substance sites maintained by any federal, state or local governmental agency; and (ix) the Mortgaged Property is not subject to any lien or claim for lien or threat of a lien in favor of any governmental entity or agency as a result of any release or threatened release of any Hazardous Substance.

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(g)    The Mortgaged Property is in full compliance with the Americans With Disabilities Act and all other federal, state and local statutes, laws, ordinances, codes, regulations and requirements relating to the accessibility thereof for disabled, handicapped and physically challenged persons (hereinafter referred to as “Accessibility Regulations”).

Section 1.4. Maintenance of Existence. Mortgagor agrees to maintain its existence as a corporation in good standing under the laws of the State of Delaware and as a foreign corporation in good standing under the laws of the State of Minnesota and not to dissolve, liquidate, wind-up, consolidate or merge during the term hereof, without the prior written consent of Mortgagee.

Section 1.5. Integral Agreements. Mortgagor agrees to promptly, faithfully and diligently observe, perform and discharge each and every term, condition, obligation, covenant and agreement which Mortgagor is now, or hereafter becomes, liable to observe, perform or discharge under the REOA, the Redevelopment Contract, and the Skyway Agreements (as those terms are defined in the Loan Agreement) (hereinafter collectively referred to as “Integral Agreements”). Mortgagor shall, at Mortgagor’s sole cost and expense, appear in and defend any dispute, action or proceeding arising under, growing out of or in any manner connected with or affecting any of the Integral Agreements, or the obligations, duties or liabilities of Mortgagor thereunder, and shall pay all costs and expenses of Mortgagee, including attorneys’ fees (prior to trial, at trial and on appeal), in connection with any such dispute, action or proceeding in which Mortgagee may appear or with respect to which it may otherwise incur costs or expenses, whether or not Mortgagee prevails therein.

Section 1.6. Further Assurances; Security Agreement. Mortgagor will procure, do, execute, acknowledge and deliver each and every further act, deed, conveyance, transfer, document and assurance necessary or proper for the carrying out more effectively of the purposes of this Mortgage and, without limiting the foregoing, for granting, bargaining, selling, conveying, warranting, mortgaging, assigning, pledging and confirming unto Mortgagee all of the Mortgaged Property, or property intended so to be, whether now owned or hereafter acquired by Mortgagor, including without limitation the preparation, execution and filing of any documents, such as financing statements and continuation statements, deemed advisable by Mortgagee for perfecting and maintaining a first and prior lien on and a first and prior security interest in the Mortgaged Property. This Mortgage shall further constitute and be deemed to be a Security Agreement under the Minnesota Uniform Commercial Code, now in force and as hereafter amended, and Mortgagor hereby grants to Mortgagee a first and only, present and continuing security interest in any Property, fixtures, equipment, leases, rents, royalties, revenues, issues, income, profits, personal property, instruments, permits, general intangibles, accounts, chattel paper, documents, money and deposit accounts, trade names, contract rights (including but not limited to Mortgagor’s rights, title and interest in, to and under the Integral Agreements and all sums payable to Mortgagor thereunder) and claims included in, arising from or otherwise related to the Mortgaged Property, and in all insurance policies and unearned premiums prepaid thereon, insurance proceeds, and awards, payments or consideration for the taking of the Mortgaged Property, or any portion thereof, by condemnation or exercise of the power of eminent domain, or from any sale in lieu or in anticipation thereof, assigned by Mortgagor to Mortgagee hereunder, to the extent that a security interest may be granted therein under the terms of the Minnesota Uniform Commercial Code. Mortgagor agrees to supply Mortgagee with an inventory of all such property in a form acceptable to Mortgagee, from time to time, upon receipt of a written request therefor from Mortgagee.

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Section 1.7. Care and Maintenance of Mortgaged Property; Leases. Mortgagor shall not commit or permit waste or deterioration upon the Mortgaged Property and shall cause the Mortgaged Property and every part thereof, including but not limited to driveways, parking areas, Improvements and all ingress and egress easements, if any, to be continually maintained, preserved and kept in safe and good repair, working order and condition, and shall comply with all present and future laws, statutes, ordinances, rules and regulations of any governmental authority having or claiming jurisdiction with reference to the Mortgaged Property and the manner of constructing, leasing, using, operating or maintaining the same (hereinafter referred to as “Governmental Requirements”), including but not limited to the provisions of Minnesota Statutes Section 504B.178 and Section 504B.161, Subdivision 1, as now existing or as hereafter amended, if applicable, and the provisions of all Environmental Regulations, and with all private declarations, easements, covenants and restrictions, if any, affecting the title to the Mortgaged Property, or any thereof, including but not limited to the REOA (hereinafter referred to as “Private Restrictions”), and will not commit, suffer or permit any violation thereof, and will from time to time make all necessary and proper restorations, rebuildings, repairs, renewals, replacements, additions and betterments to the Mortgaged Property, whether required as the result of casualty or otherwise, and whether or not insurance proceeds or condemnation proceeds exist, are made available or are sufficient therefor, in a good and workmanlike manner, so that the value and efficient use thereof shall be fully preserved and maintained, and so that all Governmental Requirements and Private Restrictions shall be complied with. Mortgagor agrees not to make any use of the Mortgaged Property, other than for offices, retail, support and ancillary services, and appurtenances thereto, without Mortgagee’s prior written consent thereto; not to remove from the Premises or Improvements any of the Property, unless replaced with like property of similar value; and not to add any new Improvements or Property unless all of such replacements and additions shall be free of any vendor’s lien, title reservation or other security interest prior hereto, and such replacements and additions shall be subject to the lien hereof and the security interest created hereby, which shall be prior to all other liens or security interests thereon and therein, excepting Permitted Encumbrances. Mortgagee or its agents may enter upon the Mortgaged Property at all reasonable times to inspect the same and for the purpose of protecting its security and preserving its rights hereunder, but shall not be liable to any person, party or entity for failure to do so. Mortgagor covenants and agrees to promptly complete with due diligence any buildings, Improvements and additions in a good and workmanlike manner, free and clear of all liens, charges and encumbrances, except the lien hereof and Permitted Encumbrances; and to keep and perform each and every term, condition and covenant of any and all leases upon the Mortgaged Property or any portion thereof (hereinafter referred to as “Leases”) to be by Mortgagor kept and performed, so as to keep the Leases at all times in full force and effect, and agrees not to anticipate or collect rents more than one (1) month in advance under any Lease. Mortgagee shall not be liable to either Mortgagor or the tenants for the performance of any of the terms, covenants and conditions of the Leases. Mortgagor shall not by any act or omission diminish or impair the value of the Mortgaged Property and likewise shall not in any way weaken, diminish or impair the security hereof and shall do all acts necessary to protect and preserve the value of the Mortgaged Property and the lien, priority and security hereof. Mortgagor shall not seek, petition for, make, consent to or acquiesce in any change in the Governmental Requirements or Private Restrictions relating to the Mortgaged Property, including but not limited to zoning and building codes and ordinances and easement agreements.

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Section 1.8. Impositions and Liens. Mortgagor shall, at least ten (10) days before any penalty or interest attaches thereto because of delinquency in payment, pay and discharge, or cause to be paid and discharged, all taxes, assessments, levies and governmental charges imposed upon or against the Mortgaged Property or upon or against the Note or the indebtedness secured hereby or upon or against the interest of Mortgagee in the Mortgaged Property or in the Note or the indebtedness secured hereby (hereinafter referred to as “Impositions”). In the event of any legislative enactment or judicial decision after the date of this Mortgage, imposing upon Mortgagee the obligation to pay any such Imposition, or deducting the lien of this Mortgage from the value of the Mortgaged Property for the purpose of taxation, or changing in any way the laws now in force for the taxation of mortgages or debts secured thereby, or the manner, operation or method of collection of any such Imposition, so as to affect the interests of Mortgagee, then, and in such event, Mortgagor shall bear and promptly pay the full amount of such Imposition or any substituted tax; provided, however, that, if for any reason payment thereof by Mortgagor would be unlawful or unenforceable, or if payment thereof by Mortgagor would constitute usury or would render the loan or indebtedness secured hereby wholly or partially usurious under any of the terms or provisions of the Note or of this Mortgage, or otherwise, Mortgagee may declare the whole sum secured by this Mortgage, with interest thereon, to be immediately due and payable. Mortgagor shall not suffer to exist and shall promptly pay and discharge any mechanic’s, statutory or other lien or encumbrance on the Mortgaged Property or any part thereof (hereinafter referred to as “Liens”), except for Permitted Encumbrances.

Notwithstanding the foregoing, Mortgagor shall not be in default hereunder in respect to the payment of any Impositions or Liens which Mortgagor shall be required by any provision hereof to pay, so long as Mortgagor is contesting the amount, applicability and/or validity of such Imposition or Lien and shall thereafter, in good faith, in compliance with all applicable statutes, and with all possible promptness, diligently contest the same, and Mortgagor may postpone or defer payment of any portion of said Impositions or Liens, if, but only if, permitted by statute, and if neither the Mortgaged Property, nor any portion thereof, would, by reason of such postponement or deferment, be in danger of being forfeited or lost. Upon a final adjudication of any such contest, and, in any event, at least thirty (30) days prior to the date on which the interest of Mortgagee in the Mortgaged Property would otherwise forfeit by reason of the nonpayment of any such Imposition or Lien, Mortgagor shall pay the amount thereof then due, including any penalties and interest thereon. Mortgagee may, at its option, make such payment from the security deposited by Mortgagor, if Mortgagor fails to so pay the same.

Section 1.9. Insurance. Mortgagor shall obtain, maintain and keep in full force and effect during the term of this Mortgage, with all premiums paid thereon, all insurance required by the terms of the Loan Agreement.

Mortgagor shall, at its sole cost and expense, from time to time and at any time when Mortgagee shall so request, provide Mortgagee with evidence of the full replacement cost of the Mortgaged Property in a form acceptable to Mortgagee. Mortgagor shall promptly notify the appropriate insurer in writing of any loss covered by any of the above-mentioned types of insurance.

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All insurance provided for in this Section 1.9 shall be effected under a valid and enforceable policy or policies of insurance in form and substance approved by Mortgagee, shall be issued by insurers of recognized responsibility, which are licensed to do business in the State of Minnesota, and which are acceptable to Mortgagee, and shall be satisfactory to Mortgagee in all other respects.

All hazard and casualty insurance policies maintained by Mortgagor pursuant to the foregoing provisions of this Section 1.9 shall i) provide that any losses payable thereunder shall (pursuant to a standard first mortgagee clause in favor of, and acceptable to, Mortgagee, to be attached to each such policy) be payable to Mortgagee and assigns, ii) include effective waivers by the insurer of all claims for insurance premiums against Mortgagee, iii) provide that any losses shall be payable notwithstanding a) any act of negligence by Mortgagor or Mortgagee, b) any foreclosure or other proceedings or notice of sale relating to the Mortgaged Property, c) any waiver of subrogation rights by the insured, or d) any change in the title to or ownership of any of the Mortgaged Property, and iv) be written in amounts sufficient to prevent Mortgagor from becoming a co-insurer under said policies. All liability insurance policies maintained by Mortgagor pursuant to this Section 1.9 shall name Mortgagee as an additional insured and shall waive contribution from any other insurance carried by Mortgagee in the event of loss. Mortgagor shall cause the originals or certified copies of the policies of all such insurance to be deposited with Mortgagee or to be otherwise held as directed by Mortgagee. At least fifteen (15) days prior to the date on which the premiums on each such policy shall become due and payable, Mortgagor shall furnish Mortgagee with proof reasonably satisfactory to Mortgagee of payment thereof. Each of such policies shall contain an agreement by the insurer that the same shall not be amended, modified, cancelled, reduced or terminated for any reason, including but not limited to a failure to pay premiums and/or expiration by its terms, without at least thirty (30) days’ prior written notice to Mortgagee. If this Mortgage is foreclosed, the purchaser at the foreclosure sale shall, after the expiration of any statutory period of redemption, become the sole and absolute owner of any and all such policies, with the sole right to collect and retain all unearned premiums thereon, and, for this purpose, Mortgagor hereby assigns and grants a security interest in said policies and unearned premiums to Mortgagee.

In the event of loss, Mortgagor shall immediately give written notice thereof to Mortgagee, and shall promptly, diligently and in good faith make proof of loss and settle, adjust or compromise any claims, for loss, damage or destruction under any policies of hazard or casualty insurance maintained pursuant hereto; provided, however, that Mortgagor shall not finally adjust, settle or compromise the amount thereof without Mortgagee’s written consent. Mortgagor shall keep Mortgagee informed concerning the progress thereof and shall permit Mortgagee to participate therein. If Mortgagor does not do so promptly, diligently and in good faith, or if an event of default exists hereunder, Mortgagee is authorized and empowered (but not obligated or required) to make proof of loss, to settle, adjust or compromise any claims for loss, damage or destruction under, and to collect and receive all proceeds of, any policies of hazard and casualty insurance maintained pursuant hereto. Mortgagor shall reimburse Mortgagee, on demand, for all costs and expenses, including but not limited to court costs and attorneys’ fees, incurred by Mortgagee in connection therewith, plus interest thereon from the date incurred at

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the Default Rate. All proceeds of such insurance are hereby absolutely and unconditionally assigned, and shall be paid, to Mortgagee. Such proceeds shall, at Mortgagee’s option, be applied first to the payment of all costs and expenses incurred by Mortgagee in obtaining such proceeds, and the remainder (hereinafter referred to as “Net Insurance Proceeds”), at Mortgagee’s option, shall be applied either to the reduction of the indebtedness hereby secured in such order as Mortgagee may elect, whether then due and payable or not, or to the restoration or repair of the Mortgaged Property, without affecting the lien of this Mortgage or the obligations of Mortgagor hereunder. Interest upon the entire indebtedness secured hereby shall continue until any such proceeds are received and applied to such indebtedness by Mortgagee. Pending a decision as to the proper use and application of any insurance proceeds, and during any such restoration or repair, Mortgagee shall not be liable for interest on such proceeds. If Mortgagee elects or is required hereby to apply any such insurance proceeds to the restoration or repair of the Mortgaged Property, it shall not be liable for supervising such restoration or repair or for supervising the disbursement of such insurance proceeds therefor, but such disbursement shall proceed in accordance with commercially reasonable procedures for disbursing construction loan proceeds customarily followed by national banks. In such event, Mortgagor shall deposit with Mortgagee, prior to commencing any such restoration or repair, the amount, if any, by which the cost of such restoration or repair, as determined by Mortgagee, exceeds the amount of such insurance proceeds, which amount shall be disbursed to pay costs of such restoration and repair prior to, and in the same manner as, such insurance proceeds. Any surplus which may remain after payment of all costs of restoration or repair may, at the option of Mortgagee, be applied to reduction of the indebtedness hereby secured, in any order which Mortgagee may determine, whether then due and payable or not, or be paid to Mortgagor, as its interest may appear, the choice of application to be solely at the discretion of Mortgagee.

Notwithstanding any provision contained in this Section to the contrary, in the event that no event of default then exists hereunder, Mortgagee shall permit the Net Insurance Proceeds to be deposited in an interest bearing account at an institution satisfactory to Mortgagee, and Mortgagee shall further permit such proceeds and all interest earned thereon (hereinafter referred to as “Insurance Interest”) to be drawn upon to pay the costs of restoration, rebuilding or repair of the Mortgaged Property in accordance with all of the terms of this Mortgage and the Loan Agreement; provided that (i) the Redevelopment Contract and the REOA will remain (or be) in effect after such restoration, rebuilding or repair; (ii) the Improvements can be restored, rebuilt or repaired substantially to the condition, and can then continue to be operated for the purposes, required by the Loan Agreement, the Redevelopment Contract and the REOA; (iii) the restoration, rebuilding or repair of the Improvements shall be in strict accordance with the plans and specifications therefor reviewed and approved by Mortgagee, pursuant to which said Improvements are originally being constructed, or Mortgagor has obtained the prior written approval of Mortgagee of any other plans and specifications for such restoration, rebuilding and repair submitted to Mortgagee, prior to the commencement of such restoration, rebuilding or repair; (iv) the restoration, rebuilding or repair shall be commenced within sixty (60) days after the date of the loss; (v) all such restoration, rebuilding and repair is permitted by all applicable Governmental Requirements and is performed in a good and workmanlike manner and in accordance with all applicable Governmental Requirements; (vi) Mortgagor has deposited with Mortgagee, prior to the commencement of any restoration, rebuilding or repair, the amount (if any) by which the Net Insurance Proceeds (plus Insurance Interest) will be insufficient to cover the total cost of the planned restoration, rebuilding or repair, as evidenced by an itemized

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certified statement of estimated costs acceptable to Mortgagee, which shall be submitted by Mortgagor to Mortgagee and shall be signed and sworn to by Mortgagor and by the general contractor and the licensed project architect for the planned restoration, rebuilding or repair, both of whom must be acceptable to Mortgagee; (vii) Mortgagor has provided Mortgagee with a date down endorsement to Mortgagee’s loan policy of title insurance showing no intervening liens and bringing all endorsements thereto current with respect to the Improvements if restored in accordance with the approved plans and specifications; and (viii) there is sufficient time for Mortgagor to complete said restoration, rebuilding or repair prior to the Maturity Date, and Mortgagor proceeds diligently to complete the same prior to the Maturity Date. If at any time during the course of any such restoration, rebuilding or repair, the amount so deposited (together with Net Insurance Proceeds and Insurance Interest) is not sufficient, in Mortgagee’s judgment, to pay the cost of said restoration, rebuilding or repair, Mortgagor shall deposit additional funds in such account to cover the deficiency. Mortgagor hereby grants to Mortgagee a security interest in all Net Insurance Proceeds, in all Insurance Interest and in all other sums so deposited to secure payment and performance by Mortgagor of all of its obligations hereunder and under the Note. In no event shall the fact that any such restoration, rebuilding or repair is in progress but has not been completed result in any extension of the Maturity Date. In the event that the Net Insurance Proceeds, plus the Insurance Interest, exceed the cost of said restoration, rebuilding or repair, said excess shall be paid to Mortgagor, up to an amount equal to the Insurance Interest, and the remainder of said excess, if any, shall be applied, at the option of Mortgagee, as otherwise provided for in this Section.

In no event shall Mortgagee be held responsible for failure to pay for any insurance required hereby or for any loss or damage growing out of a defect in any policy thereof or growing out of any failure of any insurance company to pay for any loss or damage insured against or for failure by Mortgagee to obtain such insurance or to collect the proceeds thereof.

Section 1.10. Utilities and Services. Mortgagor shall pay or cause to be paid promptly, when due, all charges or fees for utilities or services, including but not limited to electricity, water, gas, telephone, sanitary sewer, and trash and garbage removal and fees and charges incurred under the Integral Documents, supplied to the Mortgaged Property, as well as all other operating expenses of the Mortgaged Property, and, upon request of Mortgagee, shall furnish receipts to Mortgagee showing such payment.

Section 1.11. Books, Records and Financial Statements. Mortgagor covenants and agrees with Mortgagee, as long as any amount secured hereby remains unpaid, at Mortgagor’s sole cost and expense, to (a) at all times keep proper and accurate records and books of account in which full, true and correct entries will be made of all transactions affecting the Mortgaged Property in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods involved; (b) at all reasonable times permit Mortgagee and its representatives to inspect such books and records and to make copies thereof; and (c) from time to time furnish Mortgagee with such information and statements as it may reasonably request concerning the business affairs, operations and financial status of Mortgagor and/or the Mortgaged Property and concerning performance by Mortgagor of the covenants and agreements contained in the Note, in this Mortgage and in the Loan Agreement. If Mortgagor fails to supply said information and statements, Mortgagee or its authorized representatives may have access to all of Mortgagor’s books and records for the purpose of auditing the same and/or itself obtaining such information, at Mortgagor’s expense.

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Mortgagee, by giving written notice to Mortgagor at any time when an event of default exists hereunder, may elect to have a person or firm of its choice make an examination of Mortgagor’s books and records. Any such examination shall be at Mortgagee’s sole cost and expense, unless said examination reveals significant errors or discrepancies in any financial information furnished to Mortgagee, in which event the examination shall be at the sole cost and expense of Mortgagor.

Section 1.12. Cure of Defaults by Mortgagee. If Mortgagor shall fail to observe, comply with or perform any of the agreements, terms, covenants and conditions herein with respect to the procuring and delivery of insurance, the payment of Impositions or Liens, the keeping of the Mortgaged Property in repair, the furnishing of financial and operating information and statements, compliance with Environmental Regulations or Accessibility Regulations, or any other agreement, term, covenant or condition contained herein, in the Note, in the Loan Agreement or in any Other Loan Document, Mortgagee, without any obligation to do so, may, without notice to or demand upon Mortgagor, and without releasing Mortgagor from any of its obligations hereunder, itself observe, comply with or perform the same, may make such advances to observe, comply with or perform the same as Mortgagee shall deem appropriate, and may enter the Mortgaged Property for the purpose of observing, complying with or performing any such term, covenant or condition. Mortgagee may expend such sums, including attorneys’ fees (prior to trial, at trial and on appeal), to sustain the lien of this Mortgage and its priority, or to protect or enforce, or to obtain the right to enforce, its rights, powers and remedies hereunder, including (a) the payment of any prior liens, claims and encumbrances, other than Permitted Encumbrances which are not in default and (b) motions to lift the statutory automatic stay in bankruptcy, whether or not Mortgagee prevails therein, or to protect the Mortgaged Property, as it may deem desirable. Mortgagor agrees to repay all sums so advanced or expended upon demand, with interest thereon at the Default Rate (as that term is defined in the Loan Agreement) from the date of advancement or expenditure, and all sums so advanced or expended, with interest, shall be secured hereby, but no such advance or expenditure shall be deemed to relieve Mortgagor from any default hereunder. Mortgagee shall not be bound to inquire into the validity of any Imposition or Lien which Mortgagor fails to pay as and when required hereby and which Mortgagor does not contest in strict accordance with the terms hereof.

Section 1.13. Sale, Transfer or Encumbrance. If Mortgagor shall voluntarily, involuntarily or by operation of law agree to, cause, suffer or permit (a) any sale, transfer, or conveyance of any interest of Mortgagor, legal or equitable, in the Mortgaged Property; or (b) any mortgage, pledge, encumbrance or lien to be outstanding against the Mortgaged Property or any portion thereof, or any security interest to exist therein, except as created or permitted by this Mortgage and the Other Loan Documents, and except Permitted Encumbrances and Liens and Impositions being properly contested in accordance with Section 1.8 hereof, Mortgagee may, at its election, declare the entire indebtedness hereby secured to be immediately due and payable, without notice to Mortgagor (which notice Mortgagor hereby expressly waives), and upon such declaration the entire indebtedness hereby secured shall be immediately due and payable, anything hereinabove or in the Note to the contrary notwithstanding.

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No transfer, conveyance, sale or other disposition shall relieve Mortgagor from its personal liability for its obligations hereunder, under the Note or under the Loan Agreement, whether or not the transferee assumes this Mortgage. Mortgagee may, without notice to Mortgagor, deal with any successor owner of all or any portion of the Mortgaged Property in the same manner as with Mortgagor, without in any way discharging the liability of Mortgagor hereunder or under the Note.

Section 1.14. Assignment of Leases and Rents.

A.    As additional security for the indebtedness secured by this Mortgage, Mortgagor does hereby bargain, sell, assign, transfer and set over unto Mortgagee all the rents, issues, profits, revenues, royalties and other income of any kind which, whether before or after foreclosure, or during the full statutory period of redemption, if any, shall accrue and be owing for the use or occupation of the Mortgaged Property or any part thereof. So long as no event of default exists under this Mortgage, the Loan Agreement, the Note or any Other Loan Document, Mortgagor shall have the right and license to collect, but not more than one (1) month in advance, all rents, issues, royalties, revenues, profits and other income earned prior to default.

B.    Mortgagor agrees that upon or at any time after (i) the occurrence of a default or an event of default hereunder, under the Note, under the Loan Agreement, or under the Assignment, or (ii) the first publication of notice of sale for the foreclosure of this Mortgage pursuant to Minnesota Statutes, Chapter 580, or (iii) the commencement of an action to foreclose this Mortgage pursuant to Minnesota Statutes, Chapter 581, or (iv) the commencement of any period of redemption after foreclosure of this Mortgage, Mortgagee shall, in any such event, and at any such time, upon application to the District Court in the county where the Mortgaged Property or any part thereof is located, by an action separate from the foreclosure under Chapter 580, in the foreclosure action under Chapter 581 or by independent action (it being understood and agreed that the existence of a foreclosure under Chapter 580 or a foreclosure action under Chapter 581 is not a prerequisite to any action for a receiver hereunder), be entitled to the appointment of a receiver for the rents, issues, profits, revenues, royalties and all other income of every kind which shall accrue and be owing for the use or occupation of the Mortgaged Property or any part thereof, whether before or after foreclosure, or during the full statutory period of redemption, if any, upon a showing that Mortgagor has breached any covenant contained in this Mortgage, the Note, the Loan Agreement or the Assignment, including, without limitation, any covenant relating to any of the following:

(1)    Repayment of tenant security deposits, with interest thereon, as required by Minnesota Statutes, Section 504B.178, if applicable;

(2)    Payment when due of prior or current real estate taxes or special assessments with respect to the Mortgaged Property, or the periodic escrow for payment of the same;

(3)    Payment when due of premiums for insurance of the types required hereby, or the periodic escrow for payment of the same; or

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(4)    Keeping of the covenants required of a lessor or licensor pursuant to Minnesota Statutes, Section 504B.161, Subdivision 1, if applicable.

Mortgagee shall be entitled to the appointment of a receiver without regard to waste, adequacy of the security or solvency of Mortgagor. The court shall determine the amount of the bond to be posted by the receiver. The receiver, who shall be an experienced property manager, shall collect (until the indebtedness secured hereby is paid in full and, in the case of a foreclosure sale, during the entire redemption period, if any) the rents, issues, profits, revenues, royalties and all other income of any kind from the Mortgaged Property, manage the Mortgaged Property so as to prevent waste, execute Leases within or beyond the period of the receivership, if approved by the court, and apply all rents, issues, profits and other income collected by him in the following order:

(a)    to payment of all reasonable fees of the receiver, if any, approved by the court;

(b)    to the items listed in clauses (1) through (4) above (to the extent applicable) in the priority as numbered;

(c)    to expenses for normal maintenance, operation and management of the Mortgaged Property, including but not limited to Mortgagee’s out-of-pocket costs and all other costs and expenses which Mortgagee is entitled to pay or incur pursuant to the Assignment; and

(d)    the balance to Mortgagee to be credited, prior to commencement of foreclosure, against the indebtedness secured hereby, in such order as Mortgagee may elect, or to be credited, after commencement of foreclosure, to the amount required to be paid to effect a reinstatement prior to foreclosure sale, or to be credited, after a foreclosure sale, to any deficiency and then to the amount required to be paid to effect a redemption, pursuant to Minnesota Statutes, Sections 580.30, 580.23 and 581.10, or their successors, as the case may be, with any excess to be paid to Mortgagor; provided, however, that if this Mortgage is not reinstated nor the Mortgaged Property redeemed, as and during the times provided by said Sections 580.30, 580.23 or 581.10, or their successors, the entire amount received pursuant hereto, after deducting therefrom the amounts applied by Mortgagee to any deficiency, shall be the property of the purchaser of the Mortgaged Property at the foreclosure sale, together with all or any part of the Mortgaged Property acquired through foreclosure, or as otherwise required by the provisions of Minnesota Statutes Section 576.01, Subdivision 2, if inconsistent with the foregoing.

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The receiver shall file periodic accountings as the court determines are necessary and a final accounting at the time of his discharge. Mortgagee shall have the right, at any time and without limitation, as provided in Minnesota Statutes, Section 582.03, to advance money to the receiver to pay any part or all of the expenses which the receiver should otherwise pay, if cash were available from the Mortgaged Property, and all sums so advanced, with interest thereon at the Default Rate, shall be a part of the sum required to be paid to redeem from any foreclosure sale. Said sums shall be proved by the affidavit of Mortgagee, its agent or attorney, describing the expenses for which the same were advanced and describing the Mortgaged Property, which must be filed for record in the office where this Mortgage is recorded, and a copy thereof shall be furnished to the sheriff and the receiver at least ten (10) days before the expiration of any period of redemption.

C.    Upon the happening of any of the events set forth above, or during any period of redemption after foreclosure sale, and prior to the appointment of a receiver as hereinbefore provided, Mortgagee shall have the right to collect the rents, issues, profits, revenues, royalties and other income of every kind from the Mortgaged Property and apply the same in the manner hereinbefore provided for the application thereof by a receiver. The rights set forth in this Subsection C shall be binding upon the occupiers of the Mortgaged Property from the date of filing by Mortgagee in the office where this Mortgage is recorded, in the county in which the Mortgaged Property is located, of a notice of default in the terms and conditions of this Mortgage and service of a copy of the notice upon the occupiers of the Mortgaged Property. Enforcement hereof shall not cause Mortgagee to be deemed a mortgagee in possession, unless it elects in writing to be so deemed. For the purpose aforesaid, Mortgagee may enter and take possession of the Mortgaged Property, manage and operate the same and take any action which, in Mortgagee’s judgment, is necessary or proper to conserve the value of the Mortgaged Property. Mortgagee may also take possession of, and for these purposes use, any and all of the Property contained in the Mortgaged Property.

D.    The costs and expenses (including any receiver’s fees and attorneys’ fees) incurred by Mortgagee pursuant to the powers herein contained shall be immediately reimbursed by Mortgagor to Mortgagee on demand, shall be secured hereby and shall bear interest from the date incurred at the Default Rate. Mortgagee shall not be liable to account to Mortgagor for any action taken pursuant hereto, other than to account for any rents actually received by Mortgagee.

Section 1.15. Estoppel Certificate. At any time and from time to time, within three (3) Business Days after receipt from Mortgagee of a written request therefor, Mortgagor shall prepare, execute and deliver to Mortgagee, and/or any other party which Mortgagee may designate, an estoppel certificate stating: (a) the amount of the unpaid principal balance and accrued interest secured by this Mortgage on the date thereof; (b) the date upon which the last payment secured by this Mortgage was made and the date the next payment secured by this Mortgage is due; and (c) that the provisions of the Note, this Mortgage, the Loan Agreement and the Other Loan Documents described in said request have not been amended or changed in any manner, that there are no defaults or events of default then existing under the terms of the Note, this Mortgage, the Loan Agreement or the Other Loan Documents described in said request, and that Mortgagor has no defenses, claims or offsets against full enforcement hereof and thereof according to the terms hereof and thereof, or listing and describing any such amendments, changes, defaults, events of default, defenses, claims or offsets which do exist.

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Section 1.16. Hazardous Substances. Mortgagor shall not store, place, locate, generate, create, produce, process, treat, transport, incorporate, discharge, emit, spill, release, deposit, dispose of or allow to escape any Hazardous Substance in, upon, under, over or from the Mortgaged Property, and shall not permit any Hazardous Substance to be stored, placed, located, generated, created, produced, processed, treated, transported, incorporated, discharged, emitted, spilled, released, deposited, disposed of or to escape therein, thereupon, thereunder, thereover or therefrom, except that Mortgagor may locate, store and use Permitted Hazardous Substances thereon, may allow Permitted Hazardous Substances to be removed, discharged or emitted from the Mortgaged Property and may allow Known Hazardous Substances to remain thereon; provided, however, that Mortgagor shall comply with all Environmental Regulations which are applicable to the Mortgaged Property, including but not limited to those applicable to Known Hazardous Substances and Permitted Hazardous Substances. If and to the extent required by any governmental body or agency, Mortgagor agrees to promptly and properly remove from the Mortgaged Property any Hazardous Substance found on, in or under the Mortgaged Property, to properly dispose of the same, and to detoxify the Mortgaged Property, at Mortgagor’s sole cost and expense and in compliance with all applicable Environmental Regulations. Mortgagor shall not install or permit to be installed any underground storage tank in or under the Mortgaged Property. Mortgagor shall comply with all covenants and agreements set forth in that certain Indemnification Agreement, the terms of which are hereby incorporated herein by reference. Any default by Mortgagor under the Indemnification Agreement shall be a default hereunder; provided, however, the Indemnification Agreement shall not be secured hereby.

Section 1.17. Accessibility. Mortgagor shall comply with all Accessibility Regulations which are applicable to the Mortgaged Property.

Section 1.18. Indemnity. Mortgagor agrees to indemnify, protect, hold harmless and defend Mortgagee, its directors, officers, shareholders, employees, agents, contractors, licensees, invitees, successors and assigns (hereinafter collectively referred to as “Indemnified Parties”) from and against any and all losses, liabilities, suits, actions, obligations, fines, damages, judgments, penalties, claims, causes of action, charges, costs and expenses (including attorneys’ fees, disbursements and court costs prior to trial, at trial and on appeal) which may be imposed on, incurred or paid by, or asserted against the Indemnified Parties by reason or on account of, or in connection with, (i) any willful misconduct of Mortgagor or any default or event of default hereunder, (ii) any development, construction, reconstruction or alteration of the Mortgaged Property, (iii) any negligence of Mortgagor or any negligence or willful misconduct of any lessee or occupant of the Mortgaged Property or any part thereof, or any of their respective agents, contractors, subcontractors, servants, directors, officers, employees, licensees or invitees, or (iv) any accident, injury, death or damage to any person or property occurring in, on or about the Mortgaged Property or any street, drive, sidewalk, curb or passageway adjacent thereto. Any amount payable to any Indemnified Party under this Section 1.18 shall be due and payable upon demand therefor and receipt by Mortgagor of a statement from said Indemnified Party setting forth in reasonable detail the amount claimed and the basis therefor. Mortgagor’s obligations under this Section 1.18 shall survive the repayment or any other satisfaction of the Note and/or the foreclosure of this Mortgage and shall not be affected by the absence or unavailability of insurance covering the same or by the failure or refusal of any insurance carrier to perform any obligation on its part under any such policy of insurance. If any claim, action or proceeding is made or brought against any Indemnified Party which is subject to the indemnity set forth in this Section 1.18, Mortgagor shall resist or defend against the same, in its own name or, if necessary, in the name of said Indemnified Party, at Mortgagor’s sole cost and expense, by attorneys for Mortgagor’s insurance carrier (if the same is covered by insurance) approved by Mortgagee or otherwise by attorneys retained by Mortgagor and approved by said Indemnified Party, which approval shall not be unreasonably withheld. Notwithstanding the foregoing, said Indemnified Party, in its discretion, if it disapproves of the attorneys provided by Mortgagor or Mortgagor’s insurance carrier, may engage its own attorneys to resist or defend, or to assist therein, and Mortgagor shall pay, or, on demand, shall reimburse said Indemnified Party for the payment of, all fees and disbursements of said attorneys.

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Section 1.19. Partial Exculpation. The provisions of Section I.11 of the Loan Agreement are hereby incorporation by reference in this Mortgage to the same extent and with the same force and effect as if fully set forth herein.

ARTICLE II

TAKING OF PROPERTY

Section 2.1. Condemnation or Sale in Lieu Thereof. In case of a taking of or damage to all or any part of the Mortgaged Property as a result of, or a sale thereof in lieu of or in anticipation of, the exercise of the power of condemnation or eminent domain, or the commencement of any proceedings or negotiations which might result in such a taking, damage or sale, Mortgagor shall promptly give Mortgagee written notice thereof, generally describing the nature of such taking, damage, sale, proceedings or negotiations and the nature and extent of the taking, damage or sale which has resulted or might result therefrom, as the case may be, together with a copy of each and every document relating thereto received by Mortgagor, and Mortgagee shall have the right to participate in such proceedings or negotiations. Should any of the Mortgaged Property be taken or damaged by exercise of the power of condemnation or eminent domain, or be sold by private sale in lieu or in anticipation thereof, Mortgagor does hereby irrevocably assign, set over and transfer to Mortgagee any award, payment or other consideration for the property so taken, damaged or sold and any claim or cause of action therefor. Such award, payment or consideration shall, at Mortgagee’s option, be applied first to the payment of all costs and expenses incurred by Mortgagee in obtaining and preserving such award, payment or consideration, and second, at Mortgagee’s option, either to the reduction of the indebtedness hereby secured by application thereof to said indebtedness, in such order as Mortgagee may elect, whether then due and payable or not, or to the restoration or repair of the Mortgaged Property, without affecting the lien of this Mortgage or the obligations of Mortgagor hereunder. Mortgagor shall, in good faith and with due diligence, file and prosecute what would, absent this assignment, be its claims for any such award, payment or consideration and shall cause the same to be collected and paid over to Mortgagee. The amount of any settlement or compromise thereof shall be subject to Mortgagee’s prior written approval. In the event Mortgagor fails to so act or is otherwise in default hereunder, Mortgagee is authorized, at its option, in the name of Mortgagor or in its own name, to file and prosecute said claims, and to compromise, settle, collect and receipt for all awards, payments or consideration for the property so taken, damaged or sold. Mortgagor shall reimburse Mortgagee, on demand, for all costs and expenses, including but not limited to court costs and attorneys’ fees, incurred by Mortgagee in connection therewith, plus interest thereon from the date incurred at the Default Rate, and payment of the same shall be secured hereby. Mortgagee shall not be liable to Mortgagor for any failure by Mortgagee to collect or to exercise diligence in collecting any such award, payment or consideration. Interest upon the entire indebtedness secured hereby shall continue until any such award, payment or consideration is received and applied by Mortgagee to said indebtedness, and, pending a decision as to the proper application of said award, payment or consideration, and pending the completion

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of any such repairs or restoration, Mortgagee shall not be liable for interest thereon. If Mortgagee elects to apply any such award, payment or consideration to the restoration or repair of the Mortgaged Property, it shall not be liable to supervise such restoration or repair or to supervise the disbursement of such award, payment or consideration therefor, but disbursement thereof shall proceed in accordance with commercially reasonable procedures for disbursing construction loan proceeds customarily followed by national banks. In such event, Mortgagor shall deposit with Mortgagee, prior to commencing any such restoration or repair, the amount, if any, by which the cost of such restoration or repair, as determined by Mortgagee, exceeds the amount of such award, payment or consideration, which amount shall be disbursed to pay costs of such restoration and repair prior to, and in the same manner as, such award, payment or consideration. Any surplus which may remain after payment of all costs of restoration or repair may, at the option of Mortgagee, be applied in reduction of the indebtedness hereby secured, in any order which Mortgagee may determine, whether then due and payable or not, or be paid to Mortgagor, as its interest may appear, the choice of application to be solely at the discretion of Mortgagee. If any such taking or sale includes (a) any portion of the Improvements, or (b) so much of the Premises that the remainder thereof cannot be used in the same manner and to the same extent as prior to said taking without violating some applicable Governmental Requirement or Private Restriction, including but not limited to those relating to parking, Mortgagee may, at its option, declare the principal of and all accrued interest on the Note and all sums advanced hereunder, with interest, to be forthwith due and payable.

ARTICLE III

DEFAULT AND REMEDIES THEREFOR

Section 3.1. Events of Default. If any one or more of the following events (herein referred to as “events of default”) shall occur:

(a)	Failure by Mortgagor to make any payment of principal, interest or any other sum required to be paid when due pursuant to the Note, to the Loan Agreement, to this Mortgage or to any Other Loan Document, which default in any such case is not cured within five (5) days following delivery of written notice thereof to Mortgagor by Mortgagee,
(b)	Mortgagor shall commit an act of bankruptcy, shall file a voluntary petition in a bankruptcy, reorganization, composition, readjustment, arrangement, insolvency, liquidation, dissolution or similar proceeding under any present or future statute, law or regulation, shall consent to voluntary or involuntary adjudication in bankruptcy or to reorganization, or shall be adjudicated bankrupt or insolvent under any applicable law or laws, or admits, in writing, to having become insolvent or to be unable to pay its debts as they become due, or becomes unable to pay its debts as they mature, or makes an assignment for the benefit of its creditors, or is dissolved, liquidated, terminated or merged, or if it applies for, or if it consents to, the appointment of a trustee or receiver for the Mortgaged Property or for any portion of its assets,
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(c)	A trustee or receiver is appointed for the Mortgaged Property or any portion thereof, or for Mortgagor, or for any portion of Mortgagor’s assets, or an involuntary petition in bankruptcy or insolvency is filed against Mortgagor and is not discharged within sixty (60) days after such appointment or filing,
(d)	Default by Mortgagor under any term, covenant or condition of this Mortgage, of the Note, of the Loan Agreement, or of any Other Loan Document, other than a default described in Subsection (a) above, which, if curable, is not cured within any grace period, after notice, provided for the cure of such a default by the Loan Agreement,
(e)	Any representation or warranty made by Mortgagor to Mortgagee in connection with the loan secured hereby proves to be untrue in any material respect,
(f)	Any judgment or judgments is/are entered in any court against Mortgagor in an aggregate amount in excess of $100,000.00, and is/are not satisfied in full within the period provided for in the Loan Agreement, or any writ of execution or attachment or similar process is issued or levied against any part of the Mortgaged Property or any interest therein, and the same shall not have been vacated or stayed within the period provided for in the Loan Agreement,
(g)	Mortgagor permits the attachment or judicial seizure of any of its assets, or
(h)	Any event of default occurs under the Loan Agreement,

then, in any such case, Mortgagee may, at its option, without notice, declare the principal of and the accrued interest on the Note, and all sums advanced hereunder, with interest thereon, to be forthwith due and payable, and thereupon the Note and all other indebtedness secured hereby, including both principal and all unpaid interest accrued thereon, including any applicable late payment charges, and including all sums advanced hereunder and interest thereon, shall be and become immediately due and payable without presentment, demand or notice of any kind. Time is of the essence hereof.

Section 3.2. Remedies. In the event of the happening of any event of default, or in case the principal of the Note shall have become due and payable in full, whether by lapse of time or by acceleration, then and in every such case the holder of the Note may, at its option, (1) proceed to protect and enforce its rights by a suit or suits in equity or at law for the specific performance of any covenant or agreement contained herein, in the Note, in the Loan Agreement or in any Other Loan Document, or in aid of the execution of any right, power or remedy herein or therein granted, or for the foreclosure of this Mortgage, or for damages, or to collect the indebtedness secured hereby, or for the enforcement of any other appropriate legal, equitable, statutory or contractual remedy, and shall be entitled to the appointment of a receiver to operate and protect the Mortgaged Property and to collect rents due under any Lease, and/or (2) foreclose

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this Mortgage by advertisement and sell the Mortgaged Property at public auction in one or more parcels (the Mortgaged Property being for the purposes of Minnesota Statutes, Section 580.08, a single tract), at Mortgagee’s option, and convey the same to the purchaser in fee simple, agreeably to the statute in such case made and provided, Mortgagor to remain liable for any deficiency, if permitted by law. Further, the holder of the Note, in exercising its rights hereunder, shall also have, without limitation, all of the rights and remedies provided by the Minnesota Uniform Commercial Code, including the right to proceed under the Minnesota Uniform Commercial Code provisions governing default as to any fixtures, equipment, general intangibles, accounts, contract rights, claims, trade names, instruments, documents, chattel paper or personal property which may be included in, arise from or be related to the Mortgaged Property and as to any deposits, policies, unearned premiums, proceeds, awards, payments or consideration assigned to Mortgagee as further security hereunder, separately from the real estate included in the Mortgaged Property, or to proceed as to any or all of such property in accordance with its rights and remedies in respect of said real estate. If Mortgagee should elect to proceed separately as to any such property, Mortgagor agrees to make such property available to Mortgagee at a place or places reasonably acceptable to Mortgagee, and, if any notification of intended disposition of any of such property is required by law, such notification shall be deemed commercially reasonable and reasonably and properly given if given at least ten (10) days before such disposition in the manner below provided.

Section 3.3. Purchase of Mortgaged Property By Mortgagee in Foreclosure. In case of any sale of any of the Mortgaged Property pursuant to any judgment or decree of any court or otherwise in connection with the enforcement of any of the terms of this Mortgage, Mortgagee, its successors or assigns, may become the purchaser, and, for the purpose of making settlement for or payment of the purchase price, shall be entitled to turn in and use the Note and any claims for interest matured and unpaid thereon, together with additions to the mortgage debt accrued, and interest thereon, if any, in order that there may be credited as paid on the purchase price, at Mortgagee’s option, any sum then due hereunder, under the Loan Agreement and/or under the Note, including principal and interest thereon, and any accrued additions to the mortgage debt and interest thereon, or any portion thereof.

Section 3.4. Cumulative Nature of Rights, Powers and Remedies. Each and every right, power or remedy herein specifically given shall be cumulative with and in addition to every other right, power or remedy, express or implied, given or now or hereafter existing at law, in equity, by statute, in the Note, in the Loan Agreement, herein and/or in any Other Loan Document, and each and every right, power and remedy herein specifically given or otherwise so existing may be exercised concurrently or separately, from time to time, as often and in such order as may be deemed expedient by Mortgagee or the holder of the Note, and the exercise or the beginning of the exercise of one right, power or remedy shall not be deemed a waiver of the right to exercise at the same time or thereafter any other right, power or remedy. No delay or omission of Mortgagee in the exercise of any such right, power or remedy shall impair any such right, power or remedy or any other right, power or remedy of Mortgagee or be construed to be a waiver of any default or acquiescence therein. Mortgagee shall have all rights, powers and remedies available under the law in effect now and/or at the time such rights, powers and remedies are sought to be enforced, whether or not they are available under the law in effect on the date hereof. The entering upon and taking possession of the Mortgaged Property, the collection of rents, issues, royalties, revenues, profits and other income therefrom, or the proceeds of fire or other insurance policies, or compensation or awards for any taking of or damage to said property, and the application or release thereof as aforesaid, shall not cure or waive any default or notice of default hereunder, invalidate any act done pursuant to such notice, or in any manner affect the lien, charge or security of this Mortgage or the priority thereof.

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Section 3.5. Application of Sale Proceeds. The purchase money proceeds and avails of any foreclosure sale of the Mortgaged Property, or any part thereof, and the proceeds and avails of any other remedy hereunder, unless to the contrary provided by Section 1.14 hereof, shall be paid and applied as follows:

(a)	First to the payment of costs, charges and expenses of foreclosure and of sale and of all proper expenses (including court costs and maximum attorneys’ fees permitted by law), liabilities and advances incurred or made in connection therewith or otherwise incurred or made hereunder by Mortgagee, and to the repayment of all funds advanced by Mortgagee to pay Impositions, Liens and encumbrances superior to the lien of these presents;
(b)	Second to the payment to Mortgagee of the amount then owing and unpaid under the Note, the Loan Agreement and this Mortgage for principal, interest, advances and interest thereon, late payment charges, and, in case any such proceeds shall be insufficient to pay the whole amount so due, then to the payment of such items in any order determined by Mortgagee; and
(c)	Third, any excess to be paid to Mortgagor, its successors or assigns, or to whomsoever may be lawfully entitled to receive the same.

Section 3.6. Restoration of Position. In case Mortgagee shall have proceeded to enforce any right, remedy or power under this Mortgage by foreclosure, sale, entry or otherwise, and such proceedings shall have been discontinued or abandoned for any reason or shall have been determined adversely to Mortgagee, then and in every such case Mortgagor and Mortgagee shall be restored to their former positions and rights hereunder with respect to the Mortgaged Property, and all rights, remedies and powers of Mortgagee shall continue in full force and effect as if no such proceedings had been initiated.

Section 3.7. Claims in Receivership, Insolvency and Bankruptcy. In the case of any receivership, insolvency, bankruptcy, reorganization, arrangement, readjustment, composition, dissolution, liquidation, termination or other judicial proceedings affecting Mortgagor, its creditors or its property, Mortgagee, to the extent permitted by law, shall be entitled to file such proofs of claim and other documents as may be necessary or advisable in order to have its claims allowed in such proceedings for the entire amount due and payable under the Note, the Loan Agreement, this Mortgage and any Other Loan Documents, at the date of institution of such proceedings, and for any additional amounts which may become due and payable hereunder and thereunder after such date, including but not limited to Mortgagor’s costs, expenses and attorneys’ fees incurred in connection therewith.

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Section 3.8. Marshalling. Mortgagor, for itself and on behalf of all persons, parties and entities which may claim under Mortgagor, hereby waives all requirements of law relating to the marshalling of assets, if any, which would be applicable in connection with the enforcement by Mortgagee of its remedies for an event of default hereunder, absent this waiver. Mortgagee shall not be required to sell or realize upon any portion of the Mortgaged Property before selling or realizing upon any other portion thereof.

Section 3.9. Waivers. No waiver of any provision hereof shall be implied from the conduct of the parties. Any such waiver must be in writing and must be signed by the party against which such waiver is sought to be enforced. The waiver or release by Mortgagee of any breach of the provisions, covenants and conditions set forth herein on the part of Mortgagor to be kept and performed shall not be a waiver or release of any preceding or subsequent breach of the same or any other provision, covenant or condition contained herein. The subsequent acceptance of any sum in payment of any indebtedness evidenced by the Note and/or secured hereby or any other payment hereunder by Mortgagor to Mortgagee shall not be construed to be a waiver or release of any preceding breach by Mortgagor of any provision, covenant or condition of the Note, of the Loan Agreement or of this Mortgage, other than the failure of Mortgagor to pay the particular sum so accepted, regardless of Mortgagee’s knowledge of such preceding breach at the time of acceptance of such payment. No payment by Mortgagor or receipt by Mortgagee of a lesser amount than the full amount secured hereby shall be deemed to be other than on account of the sums due and payable thereunder and hereunder, nor shall any endorsement or statement on any check or any letter accompanying any check or payment be deemed an accord and satisfaction, and Mortgagee may accept any check or payment without prejudice to Mortgagee’s right to recover the balance of such sums or to pursue any other remedy provided in this Mortgage. The consent by Mortgagee to any matter or event requiring such consent shall not constitute a waiver of the necessity for such consent to any subsequent matter or event.

ARTICLE IV

MISCELLANEOUS

Section 4.1. Binding Effect; Survival; Number; Gender. Whenever any of the parties hereto is referred to, such reference shall be deemed to include and apply to the successors and assigns of such party, subject to the provisions of Section 1.13 hereof; and all covenants, promises and agreements by or on behalf of Mortgagor in this Mortgage contained shall bind Mortgagor and also its successors and assigns and shall inure to the benefit of Mortgagee and its successors and assigns, whether elsewhere herein so expressed or not. All representations and warranties contained herein or otherwise heretofore made by Mortgagor to Mortgagee shall survive the execution and delivery hereof. The singular of all terms used herein shall include the plural, the plural shall include the singular, and the use of any gender herein shall include all other genders, where the context so requires or permits.

Section 4.2. Severability. The unenforceability or invalidity of any provision or provisions of this Mortgage as to any persons or circumstances shall not render that provision nor any other provision or provisions herein contained unenforceable or invalid as to any other persons or circumstances, and all provisions hereof, in all other respects, shall remain valid and enforceable. Mortgagee shall be subrogated for further security to the lien, whether or not released of record, of any and all encumbrances paid out of the proceeds of the Note or the Loan Agreement or out of any advances made by Mortgagee hereunder.

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Section 4.3. Notices. All notices and elections provided for herein shall be in writing and shall be deemed to have been given (unless otherwise required by the specific provisions hereof or by law in respect to any matter) when sent or delivered by any method expressly provided for the sending or delivery of notices in the Loan Agreement, addressed as follows, and effective as of the date provided for notices so sent or delivered by the terms of the Loan Agreement:

If to Mortgagor:	FSP 50 SOUTH TENTH STREET CORP.
401 Edgewater Place, Suite 200
Wakefield, Massachusetts 01880
Attention: General Counsel

If to Mortgagee:	FRANKLIN STREET PROPERTIES CORP.
401 Edgewater Place, Suite 200
Wakefield, Massachusetts 01880
Attention: General Counsel

or addressed to any such party at such other address(es) in the United States of America as such party shall hereafter furnish by written notice to the other party hereto, at least ten (10) days prior to the effective date of said change in address.

Section 4.4. Litigation. Mortgagor, at its sole cost and expense, shall appear in and defend any dispute, action, suit or proceeding relating to or affecting, or purporting to relate to or affect, the Note, the Loan Agreement or the security therefor, including but not limited to this Mortgage and/or the Mortgaged Property. If any action or proceeding relating to or affecting the Note, this Mortgage, the Loan Agreement, the Other Loan Documents or the Mortgaged Property is commenced or threatened, to which action or proceeding Mortgagee is made a party, or in which it becomes necessary or desirable, in Mortgagee’s opinion, to defend or uphold, or to consider defending or upholding, the lien of this Mortgage, or to protect the Mortgaged Property or any part thereof, or to exercise, or to obtain the right to exercise, any of Mortgagee’s rights, powers and remedies hereunder, including any foreclosure or commencement of foreclosure proceedings, probate proceedings, and bankruptcy, insolvency, arrangement, reorganization or other debtor-relief proceedings, including, but not limited to, proceedings to lift the statutory automatic stay in bankruptcy, or with respect to which Mortgagee otherwise incurs costs or expenses, all sums paid by Mortgagee in order to determine the merits thereof, to establish or defend the rights and liens of this Mortgage, to protect the Mortgaged Property or any part thereof and to exercise, or to obtain the right to exercise, any of Mortgagee’s rights, powers and remedies hereunder, and/or otherwise incurred by Mortgagee in connection therewith (including attorneys’ fees and costs and allowances prior to trial, at trial and on appeal), whether suit be brought or not, and whether or not Mortgagee prevails therein, shall be paid, upon demand, to Mortgagee by Mortgagor, together with interest thereon at the Default Rate from the date incurred, and any such sum or sums shall be secured hereby.

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Section 4.5. Acts of Mortgagee. In the event Mortgagee (a) grants any extension of time or forbearance with respect to the payment of any indebtedness secured by this Mortgage; (b) takes other or additional security for the payment thereof; (c) waives or fails to exercise any right, power or remedy granted herein, in the Note, in the Loan Agreement or in any Other Loan Document; (d) grants any release, with or without consideration, of the whole or any part of the security for the payment of the indebtedness secured hereby or the release of any person, party or entity liable for payment of said indebtedness; and/or (e) amends or modifies in any respect any of the terms and provisions hereof, of the Note (including substitution of another note), of the Loan Agreement or of any Other Loan Document; then, and in any such event, such act or omission to act shall not release Mortgagor under any covenant of this Mortgage, of the Note, of the Loan Agreement or of any Other Loan Document, nor preclude Mortgagee from exercising any right, power or privilege herein or therein granted or intended to be granted, and shall not in any way impair or affect the lien or priority of this Mortgage. In the event any additional real property, improvements, leases, fixtures, skyway bridges, skyway bridge supports, common area facilities, supporting structures or personal property not herein specifically identified shall be or become a part of the Mortgaged Property, then this Mortgage shall immediately attach to and constitute a lien against or security interest in Mortgagor’s entire right, title and interest in such additional items, as appropriate, without further act or deed of either party hereto.

Section 4.6. Applicable Law. This instrument shall be governed by and interpreted in accordance with the internal laws of the State of Minnesota, without giving effect to conflict of laws principles thereof. Notwithstanding any provision herein, in the Note, in the Loan Agreement or in any Other Loan Document contained, the total liability for payments in the nature of interest hereunder and thereunder shall not exceed interest at the maximum rate permitted by the applicable law on the indebtedness secured hereby, if any, and any amounts paid in excess of said maximum rate shall be applied to the principal balance of such indebtedness, unless said principal balance has been paid in full, in which event any such excess amounts shall be refunded to Mortgagor. This instrument shall be construed in accordance with its intent and with the fair meaning of its provisions, and without regard to any presumption or other rule requiring construction against the party which caused the same to be drafted.

Section 4.7. Counterparts. This Mortgage may be executed simultaneously in two (2) or more identical counterparts, each of which, standing alone, shall be an original, but all of which shall constitute but one (1) agreement.

Section 4.8. Fixture Filing. This instrument shall be deemed to be a Fixture Filing within the meaning of the Minnesota Uniform Commercial Code, and for such purpose, the following information is given:

(a)	Name and address of Debtor:	FSP 50 South Tenth Street Corp.
401 Edgewater Place, Suite 200
Wakefield, Massachusetts 01880

(b)	Type of Organization of Debtor:	Corporation

(c)	Jurisdiction of Organization of Debtor:	Delaware

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(d)	Organizational I.D. No. of Debtor:	4217528

(e)	Name and address of Secured Party:	Franklin Street Properties Corp. 401 Edgewater Place, Suite 200 Wakefield, Massachusetts 01880 Attention: General Counsel

(f)	Description of the types (or items) of property covered by this Fixture Filing:	See granting clause on pages 2 and 3 hereof.

(g)	Description of real estate to which the collateral is attached or upon which it is or will be located:	See Exhibit A hereto.

Some of the above-described collateral is or is to become fixtures upon the above-described real estate, and this Fixture Filing is to be filed for record in the public real estate records.

Section 4.9. Waiver of Constitutional Rights. MORTGAGOR UNDERSTANDS AND AGREES THAT IF AN “EVENT OF DEFAULT” (AS DEFINED IN SECTION 3.1 OF THIS MORTGAGE) SHALL OCCUR, MORTGAGEE HAS THE RIGHT, INTER ALIA, TO FORECLOSE THIS MORTGAGE BY ADVERTISEMENT PURSUANT TO MINNESOTA STATUTES, CHAPTER 580, AS HEREAFTER AMENDED, OR PURSUANT TO ANY SIMILAR OR REPLACEMENT STATUTE HEREAFTER ENACTED; THAT IF MORTGAGEE ELECTS TO FORECLOSE BY ADVERTISEMENT, IT MAY CAUSE THE MORTGAGED PROPERTY, OR ANY PART THEREOF, TO BE SOLD AT PUBLIC AUCTION; THAT NOTICE OF SUCH SALE MUST BE PUBLISHED AND GIVEN PERSONALLY TO THE PERSONS IN POSSESSION OF THE MORTGAGED PROPERTY AS PROVIDED BY STATUTE; MORTGAGOR WILL HAVE SUCH PERIOD AS IS PROVIDED BY MINNESOTA STATUTES, SECTION 580.23, OR ANY AMENDMENT THERETO, OR ANY SIMILAR OR REPLACEMENT STATUTE HEREAFTER ENACTED, TO REDEEM THE MORTGAGED PROPERTY SO SOLD BY PAYING THE SALE PRICE, ANY TAXES, ASSESSMENTS AND INSURANCE PREMIUMS PAID BY THE PURCHASER AT SUCH SALE, AND OTHER SUMS PERMITTED BY LAW, TOGETHER WITH INTEREST THEREON FROM THE DATE OF SALE OR PAYMENT AT THE HIGHEST RATE PERMITTED BY LAW.

MORTGAGOR FURTHER UNDERSTANDS THAT IN THE EVENT OF SUCH DEFAULT MORTGAGEE MAY TAKE POSSESSION OF THE MORTGAGED PROPERTY WHICH IS SUBJECT TO THE SECURITY INTEREST HEREINBEFORE GRANTED AND DISPOSE OF THE SAME BY SALE OR OTHERWISE IN ONE OR MORE PARCELS; PROVIDED THAT AT LEAST TEN (10) DAYS’ PRIOR NOTICE OF SUCH DISPOSITION MUST BE GIVEN TO MORTGAGOR, ALL AS PROVIDED FOR BY THE MINNESOTA UNIFORM COMMERCIAL CODE, AS HEREAFTER AMENDED, OR BY ANY SIMILAR OR REPLACEMENT STATUTE HEREAFTER ENACTED.

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MORTGAGOR FURTHER UNDERSTANDS THAT UNDER THE CONSTITUTION OF THE UNITED STATES IT MAY HAVE THE RIGHT TO NOTICE AND HEARING BEFORE THE MORTGAGED PROPERTY MAY BE SOLD AND THAT THE PROCEDURE FOR FORECLOSURE BY ADVERTISEMENT DESCRIBED ABOVE DOES NOT INSURE THAT NOTICE WILL BE GIVEN TO MORTGAGOR, AND NEITHER SAID PROCEDURE FOR FORECLOSURE BY ADVERTISEMENT NOR THE MINNESOTA UNIFORM COMMERCIAL CODE REQUIRES ANY HEARING OR OTHER JUDICIAL PROCEEDING.

MORTGAGOR HEREBY RELINQUISHES, WAIVES AND GIVES UP ANY CONSTITUTIONAL RIGHTS TO NOTICE AND HEARING BEFORE SALE OF THE MORTGAGED PROPERTY AND EXPRESSLY CONSENTS AND AGREES THAT THE MORTGAGED PROPERTY MAY BE FORECLOSED BY ADVERTISEMENT AND THAT THE PORTION THEREOF WHICH IS SUBJECT TO THE SECURITY INTEREST HEREINBEFORE GRANTED MAY BE DISPOSED OF PURSUANT TO THE UNIFORM COMMERCIAL CODE, ALL AS DESCRIBED ABOVE.

MORTGAGOR ACKNOWLEDGES THAT IT IS REPRESENTED BY LEGAL COUNSEL; THAT BEFORE SIGNING THIS DOCUMENT THIS SECTION 4.9 AND ITS CONSTITUTIONAL RIGHTS WERE FULLY EXPLAINED BY SUCH COUNSEL AND THAT IT UNDERSTANDS THE NATURE AND EXTENT OF THE RIGHTS WAIVED HEREBY AND THE EFFECT OF SUCH WAIVER.

Section 4.10. Waiver of Jury Trial. MORTGAGOR, BY EXECUTION HEREOF, AND MORTGAGEE, BY ACCEPTANCE HEREOF, EACH HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING RELATING TO THIS MORTGAGE OR TO THE INDEBTEDNESS SECURED HEREBY.

Section 4.11. Capitalized Terms. Capitalized terms used herein and not otherwise defined shall have the meaning set forth in the Loan Agreement.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the undersigned has caused this instrument to be duly executed as of the day and year first above written.

FSP 50 SOUTH TENTH STREET CORP.,
a Delaware corporation

By: /s/ George J. Carter
Name: George J. Carter
Title: President

Mortgagor

COMMONWEALTH OF MASSACHUSETTS	)
) ss.
COUNTY OF MIDDLESEX	)

The foregoing instrument was acknowledged before me this 22nd day of December, 2011, by George J. Carter, the President of FSP 50 SOUTH TENTH STREET CORP., a corporation under the laws of the State of Delaware, on behalf of said corporation.

/s/ Judy E. Forester

Notary Public

This Instrument Was Drafted By, and

after recording return to:

DORSEY & WHITNEY LLP (avd)

50 South Sixth Street, Suite 1500

Minneapolis, Minnesota 55402

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EXHIBIT A

Legal Description

Parcel 1 (Office Tower Parcel):

Tracts D, I, M, N, O, P, T, X, Z and CC, Registered Land Survey No. 1717, Files of Registrar of Titles, County of Hennepin, State of Minnesota.

Being registered land as is evidenced by Certificate of Title No. 1193168.

Parcel 2 (Additional Retail Parcel):

Tracts C, E, F, J, L, S, W, BB and EE, Registered Land Survey No. 1717, Files of Registrar of Titles, County of Hennepin, State of Minnesota.

Being registered land as is evidenced by Certificate of Title No. 1193168.

Parcel 3 (Public Parking Garage Parcel):

Together with the optionee's interest in the following described land pursuant to that certain Parking Garage Parcel Right of First Offer Agreement executed by the City of Minneapolis, as optionor, and Ryan 900, LLC, a Minnesota limited liability company, as optionee, a memorandum of which was filed on October 18, 2000, as Document No. 3324809 for which the optionee's interest was assigned to RC-NRI, LLC, a Delaware limited liability company by Assignment and Assumption of Parking Garage Parcel Right of First Offer dated September 29, 2000, filed October 18, 2000, as Document No. 3324812 as limited and affected by Limited Assignment of Right of First Offer (Parking Garage Parcel) dated August 29, 2001, filed October 16, 2001, as Document No. 3446934 AND as amended by First Amendment to Parking Garage Parcel Right of First Offer Agreement dated August 29, 2001, filed October 16, 2001, as Document No. 3446924. RC-NRI, LLC converted to and changed its name to RC-NRI, LLLP, a Delaware limited liability limited partnership as evidenced by Document Nos. 3555886 and 3569022 and for which the optionee’s interest was assigned to FSP 50 South Tenth Street Corp. a Delaware corporation by Assignment and Assumption of Parking Garage Parcel Right of First Offer dated November 8, 2006, filed November 9, 2006, as Document No. 4325223.

Tracts A, B, G and K, Registered Land Survey No. 1717, Files of the Registrar of Titles, County of Hennepin, State of Minnesota.

Being registered land as is evidenced by Certificate of Title No. 1072167.

Parcel 4 (REOA):

Together with the appurtenant easements contained in that certain Reciprocal Easement and Operation Agreement dated September 27, 2000, filed October 18, 2000, as Document No. 3324805 as amended by First Amendment to Reciprocal Easement and Operation Agreement dated August 24, 2001, filed October 16, 2001, as Document No. 3446930 and as amended by Second Amendment to Reciprocal Easement and Operation Agreement dated November 8, 2006, filed November 9, 2006, as Document No. 4325224. Certain Ryan 900, LLC rights were assigned to Target Corporation, a Minnesota corporation by that certain Assignment of Reciprocal Easement and Operation Agreement dated August 29, 2001, filed October 16, 2001, as Document No. 3446932.

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Parcel 5 (9th Street Skyway):

Together with an undivided 50% interest of fee simple ownership, together with all additional easement and other rights provided therein in that certain Agreement for Skyway Construction, Operation, Maintenance, and Easements (9th Street Skyway) dated December 28, 1998, filed July 30, 1999, as Document No. 3187400 as amended by First Amendment dated November 18, 1999, filed March 29, 2000, as Document No. 3268304 and as amended by Declaration of Legal Description dated August 24, 2001, filed October 16, 2001, as Document No. 3446909.

Parcel 6 (10th Street Skyway):

Together with all fee simple and other ownership rights in the pedestrian walkway, together with all additional easement and other rights provided therein in that certain Agreement for Skyway Construction, Operation, Maintenance and Easements (10th Street Skyway) dated December 28, 1998, filed July 30, 1999, as Document No. 7154888 as amended by First Amendment dated November 18, 1999, filed October 18, 2000, as Document No. 3324807 and as amended by Declaration of Legal Description dated August 24, 2001, filed October 16, 2001, as Document No. 3446907.

Parcel 7 (LaSalle Avenue Skyway):

Together with all fee simple and other ownership rights in the pedestrian walkway, together with all additional easement and other rights provided therein in that certain Agreement for Skyway Construction, Operation, Maintenance, and Easements (LaSalle Avenue Skyway) dated May 18, 2000, filed August 7, 2000, as Document No. 3302944 as amended by Declaration of Legal Description dated August 24, 2001, filed October 16, 2001, as Document No. 3446908.

Parcel 8 (Nicollet Mall Skyway):

Together with all fee simple and other ownership rights in the pedestrian walkway, together with all additional easement and other rights provided therein in that certain Agreement for Skyway Construction, Operation, Maintenance and Easements (Nicollet Mall Skyway) dated January 29, 1999, filed July 30, 1999, as Document No. 7154889 as amended by First Amendment dated November 18, 1999, filed March 31, 2000, as Document No. 3268892 and as amended by Declaration of Legal Description dated August 24, 2001, filed October 16, 2001, as Document No. 3446910.

Parcel 9 (Parking Agreement):

Together with the appurtenant rights contained in that certain Public Parking Garage Parking Agreement dated November 18, 1999, filed October 18, 2000, as Document No. 3324810 as assigned by Assignment of Public Parking Garage Parking Agreement dated September 29, 2000, filed October 16, 2001, as Document No. 3446922 and as amended by First Amendment to Public Parking Garage Parking Agreement dated August 29, 2001, filed October 16, 2001, as Document No. 3446923.

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Permitted Encumbrances

1.	Real estate taxes and installments of special assessments, if any, for the year 2012 and thereafter.
2.	Reciprocal Easement and Operation Agreement, dated September 27, 2000, filed October 18, 2000, as Document No. 3324805 by and between Ryan 900, LLC, a Minnesota limited liability company; Minneapolis Community Development Agency; and the City of Minneapolis as amended by First Amendment to Reciprocal Easement and Operation Agreement dated August 24, 2001, filed October 16, 2001, as Document No. 3446930 and by Second Amendment to Reciprocal Easement and Operation Agreement dated November 8, 2006, filed November 9, 2006, as Document No. 4325224.
Certain Ryan 900, LLC rights were assigned to Target Corporation, a Minnesota corporation by that certain Assignment of Reciprocal Easement and Operation Agreement dated August 29, 2001, filed October 16, 2001, as Document No. 3446932.
(as to Parcels 1, 2 and 3)
3.	Agreement for Skyway Construction, Operation, Maintenance, and Easements (9th Street Skyway), dated December 28, 1998, filed July 30, 1999, as Document No. 3187400 by and between Ryan 900, LLC, a Minnesota limited liability company; Ryan 800, LLC, a Minnesota limited liability company; Minneapolis Community Development Agency; and the City of Minneapolis as amended by First Amendment dated November 18, 1999, filed March 29, 2000, as Document No. 3268304 and as amended by Declaration of Legal Description dated August 24, 2001, filed October 16, 2001, as Document No. 3446909.
(as to Parcels 1, 2 and 3)
4.	Agreement for Skyway Construction, Operation, Maintenance, and Easements (10th Street Skyway), dated December 28, 1998, filed July 30, 1999, as Document No. 7154888 by and between Ryan 900, LLC, a Minnesota limited liability company and Dayton Hudson Corporation, a Minnesota Corporation as amended by First Amendment dated November 18, 1999, filed October 18, 2000, as Document No. 3324807 and as amended by Declaration of Legal Description dated August 24, 2001, filed October 16, 2001, as Document No. 3446907.
(as to Parcels 1, 2 and 3)
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5.	Agreement for Skyway Construction, Operation, Maintenance, and Easements (LaSalle Avenue Skyway) dated May 18, 2000, filed August 7, 2000, as Document No. 3302944 by and between Ryan 900, LLC, a Minnesota limited liability company and the City of Minneapolis as amended by Declaration of Legal Description dated August 24, 2001, filed October 16, 2001, as Document No. 3446908.
(as to Parcels 1, 2 and 3)
6.	Agreement for Skyway Construction, Operation, Maintenance, and Easements (Nicollet Mall Skyway), dated January 29, 1999, filed July 30, 1999, as Document No. 7154889 by and between Ryan 900, LLC, a Minnesota limited liability company; Y-Q Associates Limited Partnership, a Minnesota limited partnership; the Minneapolis Community Development Agency; and the City of Minneapolis as amended by First Amendment dated November 18, 1999, filed March 31, 2000, as Document No. 3268892 and as amended by Declaration of Legal Description dated August 24, 2001, filed October 16, 2001, as Document No. 3446910.
(as to Parcels 1, 2 and 3)
7.	Public Parking Garage Parking Agreement dated November 18, 1999, filed October 18, 2000, as Document No. 3324810 by and between the City of Minneapolis and Ryan 900, LLC, a Minnesota limited liability company.
The interest of Ryan 900, LLC was assigned to RC-NRI, LLC by Assignment dated September 29, 2000, filed October 16, 2001, as Document No. 3446922.
Said Agreement was amended by First Amendment to Public Parking Garage Parking Agreement dated August 29, 2001, filed October 16, 2001, as Document No. 3446923.
(as to Parcel 1 and Tract A of Parcel 3)
8.	Parking Ramp Lease Agreement dated November 18, 1999, filed October 18, 2000, as Document No. 3324808, by and between the City of Minneapolis, as lessor, and Ryan 900, LLC, a Minnesota limited liability company, as lessee. Said lease was amended by First Amendment to Parking Ramp Lease Agreement dated August 29, 2001, filed October 16, 2001, as Document No. 3446925.
Said lease is to expire on December 31, 2102.
The lessees interest was assigned by Document No. 3446933 to Target Corporation, a Minnesota corporation.
(as to Tract B of Parcel 3)
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9.	Memorandum of Right of First Offer dated September 27, 2000, filed October 18, 2000, as Document No. 3324809 referring to that certain unrecorded Parking Garage Parcel Right of First Offer Agreement by and between the City of Minneapolis, as optionor, and Ryan 900, LLC, a Minnesota limited liability company, as optionee, dated December 28, 1998.
The optionee's interest in the above instrument has been assigned to RC-NRI, LLC, a Delaware limited liability company by Assignment and Assumption of Parking Garage Parcel Right of First Offer dated September 29, 2000, filed October 18, 2000, as Document No. 3324812.
Said right was amended by First Amendment to Parking Garage Parcel Right of First Offer Agreement dated August 29, 2001, filed October 16, 2001, as Document No. 3446924.
Limited Assignment of Right of First Offer (Parking Garage Parcel) regarding the above Option dated August 29, 2001, filed October 16, 2001, as Document No. 3446934 by and between RC-NRI, LLC, a Delaware limited liability company, as assignor, and Target Corporation, a Minnesota corporation, as assignee.
RC-NRI, LLC converted to and changed its name to RC-NRI, LLLP, a Delaware limited liability limited partnership as evidenced by Document Nos. 3555886 and 3569022.
The optionee’s interest in the above instrument has been assigned to FSP 50 South Tenth Street Corp., a Delaware corporation by Assignment and Assumption of Parking Garage Parcel Right of First Offer dated November 8, 2006, filed November 9, 2006, as Document No. 4325223.
(as to Parcel 3)
10.	Short Form Lease dated August 29, 2001, filed October 16, 2001, as Document No. 3446935, referring to that certain unrecorded lease by and between RC-NRI, LLC, a Delaware limited liability company, as lessor, and Target Corporation, a Minnesota corporation, as lessee, dated August 29, 2001.
(as to Parcel 2)
11.	Memorandum of Lease dated August 25, 2004, filed September 20, 2004, as Document No. 4017586, referring to that certain unrecorded lease by and between RC-NRI, LLLP, as lessor, and Retek Inc., a Delaware corporation, as lessee, dated November 8, 1999.
Said lease is for a lease expiring on March 31, 2014 with an option to extend for 2 successive 5 year periods.
(as to Parcels 1 and 2 except Tract S)
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12.	Memorandum of Sublease dated August 31, 2004, filed February 14, 2005, as Document No. 4077890, referring to that certain unrecorded lease by and between Retek Inc., a Delaware Corporation, as lessor, and Target Corporation, a Minnesota corporation, as lessee, dated August 31, 2004.
Said lease is for a term expiring on March 31, 2014.
(as to Parcels 1 and 2 except Tract S)
13.	Unrecorded leases, if any.
14.	Memorandum of Management Agreement dated November 8, 2006, filed December 19, 2006, as Document No. 4338486, referring to that certain unrecorded Management Agreement by and between FSP 50 South Tenth Street Corp., as owner and Ryan Companies US, Inc., as manager, dated November 8, 2006.
(as to Parcels 1, 2 and 3)
15.	Matters of survey, if any.

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EXHIBIT B

Environmental Reports

Phase I Environmental Site Assessment Report dated September 29, 2006 prepared by GZA Geo Environmental, Inc. for FSP Property Management, LLC under File No. 16.00061443.00.

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